SCHEDULE 14C
                               (Rule 14c-101)
               INFORMATION REQUIRED IN INFORMATION STATEMENT
                          SCHEDULE 14C INFORMATION
     Information Statement Pursuant to Section 14(c) of the Securities
                            Exchange Act of 1934
Check appropriate box:
[ ] Preliminary Information Statement    [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                                 FILING BY:
                                TRION, INC.
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              (Name of Registrant as Specified in Its Charter)

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 (Name of Persons Filing Information Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

          (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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  As filed with the Securities and Exchange Commission on October 22, 1999


                             TRION, INC.
                           101 MCNEIL ROAD
                    SANFORD, NORTH CAROLINA 27331

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of shareholders (the "Special Meeting") of Trion, Inc. (the "Company") will be held on November 12, 1999, at Westgate Corporate Center, 505 Martinsville Road, Liberty Corner, NJ 07938, at 9:00 a.m., for the following purposes:

1. To approve an amendment to the Company's Articles of Incorporation (the "Articles Amendment") to delete Article 6 of the Articles of Incorporation.
Article 6 provides, generally, that a merger of the Company with an existing shareholder of the Company receive the approval of a majority of the shares of voting securities of the Company not held by such shareholder. Without approval of the Articles Amendment, completion of the Company's merger with TI Acquisition Corp. ("TI") a wholly owned subsidiary of Fedders Corporation ("Fedders") would require the vote of a majority of the shares of Common Stock not held by TI. Approval of the Articles Amendment will permit the Company to complete a "short-form" merger with TI , as contemplated by the Merger Agreement, dated as of July 12, 1999, among the Company, Fedders and TI, and as permitted under Section 1924 of the Pennsylvania Business Corporation Law without any further approval of the Company's shareholders. As TI owns more that 80% of the outstanding shares of the Common Stock, it may approve the Articles Amendment without the vote of any other shareholder.

2.   To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on October 22, 1999 as the record date for the Special Meeting. Only shareholders of record as of the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments and postponements thereof. Reference is made to the attached information statement for further information with respect to the business to be transacted at the Special Meeting.


                              By Order of the Board of Directors,

                              Calvin J. Monsma
                              Secretary

                              Sanford, North Carolina
                              October 22 , 1999

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.


                        INFORMATION STATEMENT

     This Information Statement is furnished to the holders of the common stock, par value $0.50 per share (the "Common Stock") of Trion, Inc. (the "Company") in connection with the special meeting of shareholders of the Company (the "Special Meeting"). Action will be taken at the Special Meeting to amend the Company's articles of incorporation (the "Articles") to delete Section 6 of the Articles (the "Articles Amendment") and any other business that properly comes before the meeting. The Board of Directors has fixed the close of business on October 22, 1999 as the record date (the "Record Date") for the Special Meeting. As of the Record Date, approximately 7,166,172 shares were issued and outstanding. Each share of Common Stock is entitled to one vote.

     On July 12, 1999, the Company, Fedders Corporation ("Fedders") and TI Acquisition Corp., a wholly owned subsidiary of Fedders ("TI") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, TI made a tender offer (the "Tender Offer") for all outstanding shares of Common Stock of the Company. The Merger Agreement provides that following the satisfaction or waiver of all conditions, including the approval and adoption by the shareholders of the Company of the Articles Amendment, TI will merge (the "Merger") with and into the Company. On July 15, 1999, pursuant to the Merger Agreement, TI commenced the Tender Offer for all outstanding shares of Common Stock at a price of $5.50 per share. The Tender Offer expired on August 11, 1999. As of the date that this Information Statement was first sent to shareholders, TI owned 6,397,580 shares, or approximately 89% of the outstanding shares of Common Stock.

     A detailed description of the background and terms of the Tender Offer and Merger, the factors considered by the Board of Directors of the Company in recommending approval of the Tender Offer and Merger and other important information concerning the Company, the Tender Offer and the Merger was included in the Offer to Purchase, dated July 15, 1999 (the "Offer to Purchase"), pursuant to which the Tender Offer was made and the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), copies of which were mailed to all Company shareholders of record on or about July 15, 1999. Additional copies of the Offer to Purchase and the Schedule 14D-9 may be obtained upon request from American Stock Transfer and Trust Company, by mail or in person at 40 Wall Street, 46th floor, New York, New York 10005, or by telephone at (718) 921-8200.

     As of the Record Date, 6,397,580 shares of the Common Stock or approximately 89% were held by TI. Approval of the Articles Amendment requires the affirmative vote of 80% of the outstanding shares of Common Stock. As TI owns approximately 89% of the outstanding shares of Common Stock of the Company and has indicated that it will vote in favor of the Articles Amendment, it may adopt the Articles Amendment without the vote of any other shareholder. Accordingly, the Company is not soliciting proxies for the Special Meeting, but is providing this Information Statement to its shareholders in accordance with the rules and regulations of the Securities Exchange Act of 1934.


      PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION

     The Board of Directors of the Company has approved and recommends to the shareholders that they adopt the Articles Amendment and thereby delete
Section 6 of the Articles.

REASONS FOR THE PROPOSAL

     Pursuant to the Merger Agreement, the consummation of the Merger is conditioned on, among other things, the approval and adoption by the Company's shareholders of the Articles Amendment. The Company's Board of Directors, by a unanimous vote of those present at the meeting, approved the Merger Agreement and the transactions contemplated thereby, including the adoption of the Articles Amendment and the Merger. The Board of Directors believes that the Merger is fair to and in the best interests of the shareholders of the Company and approval of the Articles Amendment will permit the Company to timely and efficiently complete the Merger.

     Under section 1924 of the Pennsylvania Business Corporation Law (the "PBCL"), if a corporation owns at least 80% of the outstanding shares of each class of another corporation, the corporation owning such stock can effect a "short-form" merger with that corporation without any action or vote on the part of the other shareholders of such other corporation (a "short-form merger") if its board of directors adopts the merger. Following completion of the Tender Offer, TI owns greater than 80% of the outstanding shares of Common Stock. However, Section 6 of the Articles provides as follows:
               "If any person, firm, corporation or other entity (hereinafter called an "Entity") or any person, firm, corporation or other entity controlling an Entity, controlled by an Entity or under common control with an Entity, or any group of which an Entity or any of the foregoing persons, firms, corporations, or other entities are members, or any other group controlling an Entity, controlled by an Entity, or under common control with an Entity (all of the foregoing persons, firms, corporations and other entities including an Entity being hereinafter collectively referred to as the "Group"), owns of record, or owns beneficially, directly or indirectly, any shares of any class of equity security of the corporation, then any merger or consolidation of the corporation with an Entity, or any sale, lease or exchange of all or substantially all the assets of the corporation or an entity to the other may not be effected without the consent of the holders of at least a majority of the voting securities of the corporation entitled to vote thereon and not owned by the Group as aforesaid, given in person or by proxy at a meeting called for that purpose. For the purposes of this Article 6 the term "Group" includes persons, firms, corporations and other entities acting in concert, whether or not as a formal group shall be deemed to be a Group; and the term "equity security" means any stock or similar security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security, or any such warrant or right. The foregoing provisions of this Article 6 are in addition to any other provisions of these Articles or of the laws of the Commonwealth of Pennsylvania and may not be amended or repealed without the consent of the holders of at least eighty percent (80%) of the voting securities of the corporation entitled to vote thereon given in person or by proxy at a meeting called for that purpose."
Pursuant to the Articles Amendment, Section 6 of the Articles would be deleted in its entirety. Without approval of the Articles Amendment, completion of the Merger would require the vote of a majority of the shares of Common Stock not held by TI. Approval of the Articles Amendment will permit the Company to complete a short-form merger with TI as contemplated by the Merger Agreement and as permitted under Section 1924 of the PBCL without any further approval of the Company's shareholders. As TI owns more that 80% of the outstanding shares of the Common Stock, it may approve the Articles Amendment without the vote of any other shareholder. TI has advised the Company that it will vote in favor of the Articles Amendment and thereby ensure the approval of the Articles Amendment.

EFFECT OF THE PROPOSAL

     As a result of the Articles Amendment, Section 6 of the Articles will be deleted in its entirety and thereby eliminate the requirement that a merger of the Company with an existing shareholder of the Company receive the approval of a majority of the shares of voting securities not held by such shareholder. Upon adoption of the Articles Amendment, pursuant to the PBCL and the Merger Agreement, the Company will be able to merge with TI without any further approval of the Company's shareholders. TI has indicated that upon approval of the Articles Amendment it intends to effect a short-form merger as permitted under the PBCL. At the effective time of the Merger, each share of Common Stock then outstanding (other than shares then held by (i) the Company, (ii) Fedders, TI or any other wholly owned subsidiaries of Fedders, and (iii) shareholders who properly perfect their dissenters' rights under the PBCL) will be converted into the right to receive $5.50 in cash, without interest - the same price per share paid by TI in the recently completed Tender Offer. Following the Merger, the Company will become a wholly owned subsidiary of Fedders.

                                    TRION, INC.

October 22, 1999